Exhibit 8.1

Schedule of Subsidiaries

The following table sets forth details of our subsidiaries as of December 31, 2005, 2006 and 2007:

Name	Date of incorporation or establishment	Place of incorporation or establishment	Percentage of ownership			Principal activity
			2005	2006	2007
Port Wing Development Co., Ltd. (“e-Channels BVI”)	November 3, 2005	BVI	N/A	100%	100%	Investment holding
Ahead Billion Venture Ltd. (“Sihitech BVI”).	November 3, 2005	BVI	N/A	100%	100%	Investment holding
Beijing Yuxinyicheng Technology Ltd (“Yuxinyicheng”)	October 19, 2006	PRC	N/A	100%	100%	System integration, software development, information technology consulting, maintenance and support.
Beijing e-Channels Century Technology Co., Ltd. (“e-Channels”)	February 5, 2001	PRC	N/A	100%	100%
Technology development, technology transfer, consulting and training services, sales of self-developed products, computer software, hardware and peripheral equipment, communication equipment and undertaking computer network projects.

Beijing Sihitech Technology Co., Ltd (“Beijing Sihitech”)	June 16, 1999	PRC	100%	100%	100%	System integration, software development, information technology consulting, maintenance and support.
Beijing Sihitech Software Co., Ltd. (“Beijing Software”)	January 28, 2002	PRC	100%	100%	100%	System integration, software development, information technology consulting, maintenance and support.
Shanghai Sihitech Technology Co., Ltd. (“Shanghai Sihitech”)	June 20, 2001	PRC	100%	100%	100%	System integration, software development, information technology consulting, maintenance and support.
Shanghai Sihitech Software Co., Ltd. (“Shanghai Software”)	May 28, 2005	PRC	100%	100%	100%	System integration, software development, information technology consulting, maintenance and support.
Beijing Sihitech Information Consulting Co., Ltd. (“Sihitech Consulting”)	April 12, 2001	PRC	100%	–	–	Information technology consulting.
Guangzhou Sihitech Technology Co., Ltd. (“Guangzhou Sihitech”)	January 5, 2000	PRC	100%	100%	100%	System integration, software development, information technology consulting, maintenance and support.
Beijing Yuxinyicheng Information Technology Limited (“Yuxinyicheng Information”)	January 15, 2007	PRC	–	–	80%	Launching Point of Sale (POS) merchant-acquiring outsourced services for bank in China and providing related maintenance support
Shanghai Yuxinhongzhi Information Technology Limited (“Hongzhi”)	July 18, 2007	PRC	–	–	60%	System integration, Software development, information technology consulting, maintenance and support.

Name	Date of incorporation or establishment	Place of incorporation or establishment	Percentage of ownership			Principal activity
			2005	2006	2007
Beijing Sunrisk Information Technology Limited (“Sunrisk”)	April 14, 2005	PRC	–	–	100%	Software development, information technology consulting, maintenance and support.
Beijing Easycon Electronics Limited (“Easycon”)	December 25, 1997	PRC	–	–	75%	System integration, software development, information technology consulting, maintenance and support.
Chengdu Recency Technologies Limited (“Recency”)	July 15, 1997	PRC	–	–	100%	Software development, information technology consulting, maintenance and support.
Shanghai Fujie Business Consulting Limited (“Fujie”)	December 13, 2005	PRC	–	–	100%	Software development, information technology consulting, maintenance and support.
Shanghai Fuyi Business Consulting Limited (“Fuyi”)	December 6, 2005	PRC	–	–	100%	Software development, information technology consulting, maintenance and support.
Beijing Yuxinyicheng Software Co., Ltd. (“Yuxinyicheng Software”)	August 6, 2007	PRC	–	–	100%	System integration, software development, information technology consulting, maintenance and support.
Guangzhou Yuxinyicheng Information Technology Limited (“Guangzhou Yuxinyicheng”)	November 26, 2007	PRC	–	–	100%	System integration, software development, information technology consulting, maintenance and support.
Xiamen Yucheng Technologies Limited (“Xiamen Yucheng”)	April 9, 2007	PRC	–	–	100%	System integration, software development, information technology consulting, maintenance and support.